Exhibit 4.1

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS NOTE SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

UNSECURED Convertible Promissory NOTE
(this “Note”)

$[●]	[●], [●], 202[●]

FOR VALUE RECEIVED, the undersigned Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [●] (the “Lender”) at the Lender’s address located at [●] or at such other place as the Lender may designate to the Borrower in writing from time to time, the principal sum set forth in Paragraph A below, or, if less, so much thereof as is outstanding hereunder, in lawful money of the United States of America and in immediately available funds, and to pay interest on said principal sum or the unpaid balance thereof, in like money at said office. This Note is issued as a part of a series of similar notes (collectively, the “Notes”) to be issued to several lenders (collectively, the “Lenders”) as part of a single financing round (the “2025 Financing Round”) pursuant to the Financing Term Sheet approved by the Board of Directors of the Borrower on January [●], 2025. Capitalized terms used in this Note but not immediately defined shall have the meanings set forth in Paragraph L below.

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A.	Principal.

This Note shall have a principal amount of [●] and no/00 Dollars ($[●]).

B.	Interest

Subject to Paragraph I, interest on this Note shall accrue on the outstanding principal amount hereof at a rate equal to eight percent (8%) per annum, calculated on the basis of a 365-day year, commencing on the date of this Note (the “Interest Rate”).

C.	Payment Terms; Prepayment.

Payments on this Note shall be applied in the following order: first to accrued but unpaid interest and second to principal. If any payment on this Note becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day. Principal and interest under this Note may be pre-paid in whole or in part at any time without premium or other prepayment charge.

D.	Events of Default; Remedies.

(i) The Borrower shall be deemed to be in default under this Note if (each of the following events is referred to in this Note as an “Event of Default”): (a) any action commenced by or against the Borrower under the Federal Bankruptcy Code, or other statute for the relief of creditors, which is not dismissed within sixty (60) days, or (b) liquidation of the Borrower.

(ii) Upon the occurrence and during the continuance of an Event of Default, the Lender, at the Lender’s option, may (a) allow this Note to remain outstanding and continue to accrue interest at the Interest Rate, or (b) declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable.

E.	Use of Proceeds.

This Note may be used to fund the Borrower’s discovery and drug development program as currently conducted and as modified in the future by the Board of Directors and for general corporate and administrative expenses approved by the Board of Directors.

F.	Conversion.

(i) Voluntary Conversion; Series D-1 Shares. The Lender, at the Lender’s option, may elect to convert all of the Outstanding Amount of this Note at any time into Series D-1 Shares. If the Lender elects to effect a conversion of this Note into Series D-1 Shares, the Lender shall: (a) deliver a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A (a “Notice of Conversion”) to the Borrower and (b) surrender or cause to be surrendered this Note with delivery of the Notice of Conversion. On the Voluntary Conversion Date, the Borrower shall issue and deliver to the Lender confirmation of the number of Series D-1 Shares that have been issued to the Lender upon conversion of this Note, which number of Series D-1 Shares shall be calculated by dividing the Outstanding Amount on the Voluntary Conversion Date by the Conversion Price. The Lender shall be treated for all purposes as the record holder of such Series D-1 Shares at 12:01 am Eastern Time on the Voluntary Conversion Date and such Series D-1 Shares shall be issued and outstanding as of such date.

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(ii) Automatic Conversion; Series D-1 Shares. The Outstanding Amount of this Note will automatically convert into Series D-1 Shares on the Automatic Conversion Date. On the Automatic Conversion Date, the Lender shall surrender or cause to be surrendered this Note to the Borrower. On the Automatic Conversion Date, the Borrower shall issue and deliver to the Lender confirmation of the number of Series D-1 Shares that have been issued to the Lender upon conversion of this Note, which number of Series D-1 Shares shall be calculated by dividing the Outstanding Amount on the Automatic Conversion Date by the Conversion Price. The Lender shall be treated for all purposes as the record holder of such Series D-1 Shares at 12:01 am Eastern Time on the Automatic Conversion Date and such Series D-1 Shares shall be issued and outstanding as of such date.

(iii) Conversion Mechanics.

(1) No Fractional Shares. No fractional Series D-1 Shares are to be issued upon the conversion of this Note, but instead of any fraction of a Series D-1 Share which would otherwise be issuable, the fraction of such Series D-1 Share shall be rounded up to the nearest whole share.

(2) Insufficient Series D-1 Shares. Notwithstanding the foregoing, if this Note is converted under the terms hereof and the number of authorized but unissued Series D-1 Shares are insufficient to permit the conversion of the Outstanding Amount in full, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Series D-1 Shares to such number of shares as shall be sufficient for such purposes. Until the Borrower is able to effectuate such corporate action, Series D-1 Shares shall be issued to the Lender in an amount equal to the amount of authorized but unissued Series D-1 Shares available for issuance, and the portion of the Outstanding Amount that remains unissued shall continue to be outstanding principal and accrued but unpaid interest of the Note.

(3) Conversion of Series D-1 Shares. Conversion of Series D-1 Shares into shares of common stock, par value $0.001 per share (“Common Stock”), of the Borrower shall be governed by the Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock (the “Series D-1 Certificate of Designation”). One Series D-1 Share shall be convertible into ten (10) shares of Common Stock of the Borrower, subject to any terms, conditions and adjustments as provided in the Series D-1 Certificate of Designation.

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(4) Adjustments to the Conversion Price. The Conversion Price shall be adjusted proportionally for any increase or decrease in the number of outstanding Series D-1 Shares resulting from a stock split, reverse stock split, stock dividend, reclassification, recapitalization, merger, consolidation, or any similar such change affecting the Series D-1 Shares without receipt of consideration by the Borrower.

(iv) Termination; Limitation on Multiple Elections. This Note shall automatically terminate immediately following the earliest to occur of: (a) the Voluntary Conversion Date (provided that the number of authorized but unissued Series D-1 Shares are sufficient to permit the conversion of the Outstanding Amount in full); (b) the Automatic Conversion Date (provided that the number of authorized but unissued Series D-1 Shares are sufficient to permit the conversion of the Outstanding Amount in full); or (c) the date on which the entire Outstanding Amount of this Note is paid or prepaid in accordance with the terms hereof. For sake of clarity, the Lender shall not be entitled to convert or exchange less than the entire Outstanding Amount of this Note under Paragraph F unless the number of authorized but unissued Series D-1 Shares are insufficient to permit the conversion of the Outstanding Amount in full pursuant to Paragraph F(iii)(2).

G.	Maturity Date.

This Note, including interest and principal, shall be due and payable in full (i) on such date upon which an Event of Default occurs and is continuing, (ii) upon a Change of Control of the Borrower, or (iii) twelve months after the issue date of this Note, which is [●] [●], 202[●], the earliest of such dates being the “Maturity Date.” For the avoidance of doubt, if the Maturity Date occurs on the Automatic Conversion Date, then the Outstanding Amount of this Note will automatically convert into Series D-1 Shares in accordance with Paragraph F(ii), and the Lender does not have the option to require the Borrower to repay the Outstanding Amount of this Note in cash on the Automatic Conversion Date.

H.	Cumulative Remedies; No Waiver.

The Lender’s rights and remedies under this Note are cumulative and in addition to all rights and remedies provided by applicable law from time to time. The exercise or direction to exercise by the Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice the Lender in the exercise of any other rights or remedy. No waiver of any default shall be implied from any omission by the Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of this Note shall be construed as a waiver of any subsequent breach of the same provision. The consent of the Lender to any act by the Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the Lender’s consent to or approval of any subsequent act. The Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by the Lender of the right to require prompt performance of all further obligations. The Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of the Lender’s right to proceed with the exercise of remedies for any unfulfilled obligations, and the Lender’s acceptance of any partial performance shall not constitute a waiver by the Lender of any rights relating to the unfulfilled portion of the applicable obligation.

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I.	No Usury.

Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Borrower to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charged paid by the Borrower result in computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of that excess shall be and is waived by the Lender, and all that excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by the Lender to the Borrower so that under no circumstances shall the Borrower be required to pay interest in excess of the maximum rate allowed by applicable law.

J.	Jurisdiction; Waiver of Jury Trial.

(i) This Note shall be governed by the internal laws of the State of TENNESSEE except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN Knox COUNTY, Tennessee AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, OR ANY TRANSACTION RELATING TO OR ARISING FROM THIS NOTE, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall limit the Lender’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction.

(ii) THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER WRITTEN OR VERBAL) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BORROWER AND THE LENDER FOR ENTERING INTO THIS AGREEMENT.

K.	Miscellaneous.

(i) TIME IS OF THE ESSENCE WITH RESPECT TO THIS NOTE.

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(ii) Any term of this Note may be amended or waived only with the written consent of the Company and the Requisite Lenders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Borrower and each Lender, regardless of whether he, she, or it has given its written consent. Notwithstanding the foregoing, (a) if any amendment or waiver materially and adversely treats one or more Lenders in a manner that is disproportionate to such treatment of all other Lenders solely with respect to their respective rights as holders of the Notes, such amendment or waiver shall also require the written consent of the Lenders disproportionately treated, and (b) no amendment or waiver of this Note shall change the principal amount outstanding without the consent of the Lender. This paragraph of the Note may not be amended without the written consent of the Company and all Lenders.

(iii) The Borrower hereby waives presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

(iv) Notwithstanding anything herein to the contrary, the Lender may not institute any action to collect this Note or any other action with respect to this Note or payment hereunder without the prior consent of the Requisite Lenders. A single Lender may be designated by the Requisite Lenders to institute any such action on behalf of all Lenders, and Lender agrees and acknowledges that such designated Lender shall serve as the representative of all Lenders in a single action. Such Lender shall be indemnified and held harmless from and against any and all costs, expenses, fees and liabilities which it may incur in connection with pursuing such action and shall have no liability whatsoever to the other Lenders for any actions taken or omitted in good faith in connection therewith. Any Lender taking action in contravention of this paragraph shall indemnify the Borrower, its directors, officers and representatives for all losses, costs and expenses (including attorneys’ fees) incurred in connection therewith.

L.	Definitions.

The following terms used in this Note shall have the following meanings:

“Automatic Conversion Date” means the date which is the date of twelve months after the issue date of this Note. For the avoidance of doubt, the Automatic Conversion Date is [●] [●], 202[●].

“Board of Directors” means the Board of Directors of the Borrower.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in Knoxville, Tennessee.

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“Change of Control” means, unless otherwise approved in writing by the PRH Group, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d 5(b)(1) promulgated under the 1934 Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 33% of the voting securities of the Borrower (other than by means of conversion or exercise of Series D and D-1 Shares and any other securities issued together with such Series D and D-1 Shares), (b) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 66% of the aggregate voting power of the Borrower or the successor entity of such transaction, (c) the Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of the Borrower immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one half of the members of the Board of Directors on the date hereof, or (e) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Controls” (including the terms “controlling”, “controlled by”, and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” means $2.8620.

“Outstanding Amount” means (a) the outstanding principal amount of this Note, plus (b) all accrued and unpaid interest.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PRH Group” means that group of investors led by Ed Pershing, Dominic Rodrigues and Bruce Horowitz pursuant to the terms of the Amended and Restated Confidential Definitive Financing Commitment Term Sheet dated effective March 19, 2017 by and between the Borrower, Dominic Rodrigues and Bruce Horowitz

“Requisite Lenders” means the Lenders holding Notes that represent at least a majority of the outstanding principal amounts of all of the Notes issued by the Borrower as part of the 2025 Financing Round.

“Series D-1 Shares” means shares of Series D-1 Convertible Preferred Stock, par value $0.001 per share, of the Borrower.

“Voluntary Conversion Date” means the date which is three (3) Business Days following the date the Notice of Conversion is delivered to the Borrower.

[Signatures contained on next page.]

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BORROWER:

PROVECTUS BIOPHARMACEUTICALS, INC.

Name:	Heather Raines, CPA
Title:	Chief Financial Officer

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Exhibit A

Form of Notice of Conversion

(See Attached)

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert (the “Conversion”) $__________ principal amount of the Convertible Note plus $_________ accrued and unpaid interest on such principal amount into Series D-1 Shares of Provectus Biopharmaceuticals, Inc. (the “Company”) according to the conditions of the Unsecured Convertible Promissory Note dated [●], 202[●], as of the date written below. No fee will be charged to the Lender for the conversion.

The undersigned represents and warrants that it understands that all offers and sales by the undersigned of the Series D-1 Shares issuable to the undersigned upon Conversion of this Unsecured Convertible Promissory Note shall be made pursuant to registration of such securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion: ________________________________

Applicable Conversion Price: _________________________

Number of Conversion Securities to be Issued: _____________________________________

Signature:
Name:
Address:

ACKNOWLEDGED AND AGREED:

PROVECTUS BIOPHARMACEUTICALS, INC.

By:
Name:
Title:
Date: